SECURITIES & EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 26, 2000

Exact Name of Registrant as Specified in Charter:


                 LIFE MEDICAL TECHNOLOGIES, INC.


State of Other Jurisdiction of Incorporation:

                             DELAWARE

Commission File Number:  33-26787-D

IRS Employer Identification Number:     87-0403828


Address and Telephone Number of Principles Executive Offices:


                6975 SOUTH UNION PARK CENTER #600
                       MIDVALE, UTAH 84047
                          (801) 256-9600
Item 5. Other Matters.

     On June 10, 1999, the company changed its name to I-SIM International Corporation, and obtained a new trading symbol of ISIM. Effective January 26, 2000, the Company changed its name back to Life Medical Technologies, Inc., and is in the process in applying for a new CUSIP number and a new trading symbol. The company will notify the public when the information has been obtained.
                            SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Life Medical Technologies, Inc.

                                              /s/ Robert Kroft
                                              President and Director
                                              Date: January 26, 2000